EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Contura Energy, Inc. (the “Registrant”) for the period ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Registrant certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 15, 2019

By: /s/ Mark M. Manno
Mark M. Manno
Interim Co-Chief Executive Officer, Executive Vice President, Chief Administrative & Legal Officer and Secretary
(Principal Executive Officer)

Date: May 15, 2019

By: /s/ Charles Andrew Eidson
Charles Andrew Eidson
Interim Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)